SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 21, 2004

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware

001-15925

13-3893191

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400

Brentwood, Tennessee  37027

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (615) 373-9600

ITEM 12. Results of Operations And Financial Condition.

The following information is being furnished pursuant to Item 12, “Results of Operations and Financial Condition.”  Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.  On July 21, 2004, Community Health Systems, Inc. (the “Company”), announced operating results for the quarter and six months ended June 30, 2004.  A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K.

The following table sets forth selected information concerning the projected consolidated operating results of the Company for the year ending December 31, 2004.  These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

The following is provided as guidance to analysts and investors:

Year Ending December 31, 2004 Projection Range:
Net operating revenues (in millions)	$3,350 to $3,380
Adjusted EBITDA (in millions)	$504 to $512 (a)
Net income per share - diluted	$1.51 to $1.54 (b)
Net cash provided by operating activities	$310 to $320
Same hospitals annual admissions growth	1.5% to 3%
Weighted average diluted shares (in millions)	109 to 109.5 (b)
Acquisitions of new hospitals	2 to 3

Net Income Per Share - Diluted by Quarter:
3rd quarter ending September 30, 2004 (estimate)	$0.36 to $0.37
4th quarter ending December 31, 2004 (estimate)	$0.39 to $0.41

For Footnotes (a) and (b) see page 3.

The following assumptions were used in developing the guidance provided above:

•                       Expressed as a percent of net operating revenues, provision for bad debts is projected to be approximately 10.0% to 10.5% for 2004.

•                       Capital expenditures are as follows (in millions):

	Guidance 2004	Actual 2003
Equipment and renovations	$140 to $143	$105
Replacement hospitals	$13 to $14	$ 43
Total	$153 to $157	$148

•                       Expressed as a percent of net operating revenues, total depreciation and amortization is projected to be approximately 4.6% to 4.9% for 2004; however, this is a fixed cost and the percentages may vary as revenues varies.

•                       Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 39.3% to 39.8% for 2004.

Footnotes from page 2

(a)               EBITDA consists of income before interest, income taxes and depreciation and amortization.  Adjusted EBITDA is EBITDA adjusted to exclude minority interest in earnings.  We have from time to time sold minority interests in certain of our subsidiaries or acquired subsidiaries with existing minority interest ownership positions.  We believe that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors our Company’s portion of EBITDA generated by our operations.  We use adjusted EBITDA as a measure of liquidity.  We have included this measure because we believe it provides investors with additional information about our ability to incur and service debt and make capital expenditures.  Adjusted EBITDA is the key component in the determination of our compliance with some of the covenants under our senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity.  Our calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to our net cash provided by operating activities as presented in the above guidance:

	2004 Projection Range
	(in millions)
Adjusted EBITDA	$504	$512
Taxes and interest expense	(182)	(184)
Other non-cash expenses and net changes in operating assets and liabilities	(12)	(8)
Net cash provided by operating activities	$310	$320

(b)              The inclusion of the assumed conversion of convertible notes for purposes of fully diluted calculation is expected to cause a $0.05 projected decrease in the reported net income per share in 2004.  Accordingly, for purposes of providing guidance, we have assumed the conversion of the convertible notes (after tax interest savings of $8.7 million and 8.6 million shares added to the calculation of fully diluted earnings per share).

The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company.  Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements.  A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.  These factors include, among other things:

•                       general economic and business conditions, both nationally and in the regions in which we operate;

•                       demographic changes;

•                       existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

•                       legislative proposals for healthcare reform;

•                       the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which includes specific reimbursement changes for small urban and non-urban hospitals;

•                       our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

•                       changes in inpatient or outpatient Medicare and Medicaid payment levels;

•                       uncertainty with the Health Insurance Portability and Accountability Act of 1996 regulations;

•                       increases in wages as a result of inflation or competition for highly technical positions and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

•                       liability and other claims asserted against us, including self-insured malpractice claims;

•                       competition;

•                       our ability to attract and retain qualified personnel, including physicians, nurses and other health care workers;

•                       trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•                       changes in medical or other technology;

•                       changes in generally accepted accounting principles;

•                       the availability and terms of capital to fund additional acquisitions or replacement facilities;

•                       our ability to successfully acquire and integrate additional hospitals; and

•                       the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the quarter and six months ended June 30, 2004, are not necessarily indicative of the results that may be experienced for any future quarter or for any future fiscal year, including this fiscal year.

The Company cautions that the annual projections for 2004 set forth herein are given as of the date hereof based on currently available information.  The Company is not undertaking any obligations to update these projections as conditions change or other information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2004	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board,
President and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director
(principal financial officer)

	By:	/s/ T. Mark Buford
T. Mark Buford
Vice President and Corporate Controller
(principal accounting officer)

Index to Exhibits Filed with the Current Report on Form 8-K Dated July 21, 2004

Exhibit Number	Description

99.1	Press Release dated July 21, 2004